FRANKLIN AUTO TRUST 2006-1

$65,000,000 5.36% CLASS A-1 ASSET-BACKED NOTES

$96,000,000 5.20% CLASS A-2 ASSET-BACKED NOTES

$93,000,000 5.04% CLASS A-3 ASSET-BACKED NOTES

$61,950,000 5.03% CLASS A-4 ASSET-BACKED NOTES

$22,187,000 5.14% CLASS B ASSET-BACKED NOTES

$16,863,000 5.41% CLASS C ASSET-BACKED NOTES

FRANKLIN RECEIVABLES LLC

(DEPOSITOR)

UNDERWRITING AGREEMENT

October 4, 2006

Deutsche Bank Securities Inc.

60 Wall Street
New York, New York 10005

Citigroup Global Markets Inc.

390 Greenwich Street, 6th Floor

New York, New York 10013

Ladies and Gentlemen:

1.

Introductory.  Franklin Receivables LLC (the “Depositor”) has previously filed a registration statement with the Securities and Exchange Commission (the “Commission”) relating to the issuance and sale from time to time of up to $2,000,000,000 of asset-backed notes and/or asset-backed certificates and proposes to cause Franklin Auto Trust 2006-1 (the “Trust”) to issue and sell to Deutsche Bank Securities Inc. and Citigroup Global Markets Inc. (the “Underwriters”) $65,000,000 principal amount of its 5.36% Class A-1 Asset-Backed Notes (the “Class A-1 Notes”), $96,000,000 principal amount of its 5.20% Class A-2 Asset-Backed Notes (the “Class A-2 Notes”), $93,000,000 principal amount of its 5.04% Class A-3 Asset-Backed Notes (the “Class A-3 Notes”), $61,950,000 principal amount of its 5.03% Class A-4 Asset-Backed Notes (the “Class A-4 Notes”), $22,187,000 principal amount of its 5.14% Class B Asset-Backed Notes (the “Class B Notes”), and $16,863,000 principal amount of its 5.41% Class C Asset-Backed Notes (the “Class C Notes” and together with the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes, the “Notes”).  The Trust will also issue Certificates (the “Certificates” and together with the Notes, the “Securities”) which will be retained by the Depositor.  The assets of the Trust will include, among other things, a pool of prime, non-prime and sub-prime motor vehicle retail installment sale contracts (the “Receivables”) secured by new and used automobiles and light trucks financed thereby (the “Financed Vehicles”), and certain monies received thereunder on or after September 1, 2006 (the “Cutoff Date”) and the other property and the proceeds thereof to be conveyed to the Trust pursuant to the Sale and Servicing Agreement to be dated as of September 1, 2006 (the “Sale and Servicing Agreement”) among the Trust, the Depositor, Franklin Capital Corporation (“Franklin Capital”) in its individual capacity, and as servicer (the “Servicer”), and Franklin Resources, Inc. (“Franklin Resources”).  Pursuant to the Sale and Servicing Agreement, the Depositor will sell the Receivables to the Trust and the Servicer will service the Receivables on behalf of the Trust.  In addition, pursuant to the Sale and Servicing Agreement, the Servicer will agree to perform certain administrative tasks on behalf of the Trust imposed on the Trust under the Indenture.  The Notes will be issued pursuant to the Indenture to be dated as of September 1, 2006 (the “Indenture”), between the Trust and Citibank, N.A., as indenture trustee and as indenture collateral agent (the “Indenture Trustee“ and the “Indenture Collateral Agent,” respectively). The Depositor will form the Trust pursuant to a Trust Agreement dated as of October 4, 2006 (the “Short-Form Trust Agreement”), as amended and restated by the Amended and Restated Trust Agreement to be dated as of October 10, 2006 (the “Amended and Restated Trust Agreement” and together with the Short-Form Trust Agreement, the “Trust Agreement”) between the Depositor and Deutsche Bank Trust Company Delaware, as owner trustee (the “Owner Trustee”).  The Certificates, each representing a fractional undivided equity interest in the Trust, will be issued pursuant to the Trust Agreement.

The Receivables were or will be originated or acquired by Franklin Capital.  Franklin Capital will sell the Receivables owned by it, and Franklin SPE LLC, a Delaware limited liability company, will sell the Receivables owned by it, to the Depositor pursuant to the terms of the Purchase Agreement dated as of September 1, 2006 (the “Purchase Agreement”) among the Depositor, Franklin Capital (a “Seller”) and Franklin SPE LLC (a “Seller” and together with Franklin Capital, the “Sellers”).

Capitalized terms used and not otherwise defined herein shall have the meanings given them in the Sale and Servicing Agreement.  As used herein, the term “Basic Documents” refers to the Sale and Servicing Agreement, Indenture, Trust Agreement, Purchase Agreement, the letter agreement in the form of Exhibit A hereto (the “Letter Agreement”), Letter of Credit, Letter of Credit Reimbursement Agreement and Note Depository Agreement.

At or prior to the time when sales to purchasers of the Notes were first made to investors by the Underwriters, which was approximately 1:46 p.m. EST on October 4, 2006 (the “Time of Sale”), the Depositor had prepared the following information (collectively, the “Time of Sale Information”): the preliminary prospectus supplement dated September 22, 2006 (the “Preliminary Prospectus Supplement”) to the base prospectus dated September 22, 2006 (the “Preliminary Base Prospectus”) (together with information referred to under the caption “Appendix A—Static Pools” therein regardless of whether it is deemed a part of the Registration Statement or Prospectus, the “Preliminary Prospectus”).  If, subsequent to the Time of Sale and prior to the Closing Date, such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as a result investors in the Notes may terminate their prior “Contracts of Sale” (within the meaning of Rule 159 under the Securities Act of 1933, as amended (the “Act”)) for any Notes and the Underwriters enter into new Contracts of Sale with investors in the Notes, then “Time of Sale Information” will refer to the information conveyed to investors at the time of entry into the first such new Contract of Sale, in an amended Preliminary Prospectus approved by the Depositor and the Underwriters that corrects such material misstatements or omissions (a “Corrected Prospectus”) and “Time of Sale” will refer to the time and date on which such new Contracts of Sale were entered into.

2.

Representations and Warranties of the Depositor and Franklin Capital.  Each of the Depositor and Franklin Capital jointly and severally represents and warrants to and agrees with the Underwriters that:

(a)

A registration statement on Form S-3 (No. 333-134782), including a prospectus, relating to the Notes has been filed with the Commission and has become effective and is still effective as of the date hereof under the Act.  The Depositor proposes to file with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act (the “Rules and Regulations”) a prospectus supplement dated October 4, 2006 (together with information referred to under the caption “Appendix A—Static Pools” therein regardless of whether it is deemed a part of the Registration Statement or Prospectus, the “Prospectus Supplement”) to the prospectus dated September 22, 2006 (the “Base Prospectus”), related to the Notes and the method of distribution thereof.  Such registration statement, including exhibits thereto, and such Base Prospectus, as amended as of the date of the Agreement, and as further supplemented by the Prospectus Supplement, are hereinafter referred to as the “Registration Statement” and the “Prospectus,” respectively.  Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall include, without limitation, any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Base Prospectus and the Prospectus Supplement, as the case may be, deemed to be incorporated therein pursuant to the Act.

The conditions to the use of a registration statement on Form S-3 under the Act have been satisfied.  The Depositor has filed the Preliminary Prospectus and it has done so within the applicable period of time required under the Act and the Rules and Regulations.

(b)

The Registration Statement, at the time it became effective, any post-effective amendment thereto, the Preliminary Prospectus, as of its date, and the Prospectus, as of the date of the Prospectus Supplement, complied and on the Closing Date will comply in all material respects with the requirements of the Act and the Rules and Regulations and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder.  The Registration Statement, as of the applicable effective date as to each part of the Registration Statement and any amendment thereto pursuant to Rule 430B(f)(2), did not include any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  The Prospectus, as of the date of the Prospectus Supplement and as of the Closing Date, does not and will not contain an untrue statement of a material fact and did not and will not omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The representations and warranties in the two preceding sentences do not apply to statements in or omissions from such documents based upon written information furnished to the Depositor by the Underwriters specifically for use therein, it being understood that such information consists of the Underwriters’ Information (as defined in Section 7(f)) only.

(c)

The Notes are “asset backed securities” within the meaning of, and satisfy the requirements for use of, Form S-3 under the Act.

(d)

The computer tape of the Receivables created as of September 1, 2006 and made available to the Underwriters by the Servicer, was complete and accurate in all material respects as of the date thereof and includes a description of the Receivables that are described in the Schedule attached to the Purchase Agreement.

(e)

The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation and warranty with respect to statements in or omissions from such documents based upon written information furnished to the Depositor by the Underwriters specifically for use therein, it being understood that such information consists of the Underwriters’ Information (as defined in Section 7(f)) only.  As of the Time of Sale, the Depositor was not and as of the Closing Date is not, an “ineligible issuer,” as defined in Rule 405 under the Act.

(f)

The documents incorporated by reference in the Registration Statement, the Preliminary Prospectus and Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, and the rules and regulations of the Commission thereunder; and any further documents so filed and incorporated by reference in the Registration Statement or the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

(g)

Each of the Depositor, Franklin SPE LLC, Franklin Capital and Franklin Resources is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of its respective state of incorporation or formation, as applicable, is duly qualified to transact business as a foreign corporation or limited liability company, as applicable, in each jurisdiction in which it is required to be so qualified and has all necessary licenses, permits and consents to conduct its business as presently conducted and as described in the Prospectus and to perform its obligations under the Basic Documents.

(h)

This Agreement and each of the Basic Documents to which it is a party has been duly authorized, executed and delivered by the Depositor, Franklin SPE LLC, Franklin Capital and Franklin Resources, constitutes a valid and binding agreement of each of the Depositor, Franklin SPE LLC, Franklin Capital and Franklin Resources, enforceable against the Depositor, Franklin SPE LLC, Franklin Capital and Franklin Resources in accordance with its terms, subject as to the enforcement of remedies (x) to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors’ rights generally, (y) to general principles of equity (regardless of and whether the enforcement of such remedies is considered in a proceeding in equity or at law) and (z) with respect to rights of indemnity under this Agreement, the Letter Agreement and the Indemnification Agreement, to limitations of public policy under applicable securities laws.

(i)

None of the Depositor, Franklin SPE LLC, Franklin Capital or Franklin Resources is in breach or violation of any credit or security agreement or other agreement or instrument to which it is a party or by which it or its properties may be bound, or in violation of any applicable law, statute, regulation or ordinance or any governmental body having jurisdiction over it, which breach or violation would have a material and adverse effect on its ability to perform its obligations under this Agreement or any of the Basic Documents, in each case, to which it is a party.

(j)

Other than as contemplated by this Agreement or as disclosed in the Prospectus, there is no broker, finder or other party that is entitled to receive from the Depositor, Franklin Capital or any affiliate thereof or the Underwriters, any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

(k)

None of Franklin Capital, Franklin Resources or the Depositor has entered into, nor will it enter into, any contractual arrangement with respect to the distribution of the Notes, except for this Agreement.

(l)

The Trust is not an “investment company” and is not required to be registered as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(m)

As of the Closing Date (as defined below), the representations and warranties of the Depositor, Franklin SPE LLC, Franklin Capital and Franklin Resources, in each of its capacities under each of the Basic Documents to which it is a party, will be true and correct in all material respects and each such representation and warranty is so incorporated herein by this reference.

(n)

On or before the Closing Date, the Basic Documents will have been duly authorized, executed and delivered by each of the parties thereto.

(o)

The Certificates, when duly and validly executed by the Owner Trustee, authenticated and delivered in accordance with the Trust Agreement, and delivered to and paid for pursuant hereto will be validly issued and outstanding and entitled to the benefits of the Trust Agreement.

(p)

The Trust’s assignment of the Collateral to the Indenture Collateral Agent pursuant to the Indenture will vest in the Indenture Collateral Agent, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no other outstanding Lien.

(q)

The Notes, when duly and validly executed by the Indenture Trustee, authenticated and delivered in accordance with the Indenture, and delivered and paid for pursuant hereto will be enforceable in accordance with their terms, subject as to enforceability to the effects of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity (whether in a proceeding at law or in equity).

(r)

Neither the execution, delivery or performance of any of the Basic Documents by the Depositor, Franklin SPE LLC, or Franklin Capital, nor the issuance, sale and delivery of the Notes or Certificates, nor the fulfillment of the terms of the Notes or Certificates, will conflict with, or result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the organizational documents of the Depositor, Franklin SPE LLC, or Franklin Capital, any material indenture or other material agreement or instrument to which the Depositor, Franklin SPE LLC, or Franklin Capital is a party or by which either of them or their properties is bound or result in a violation of or contravene the terms of any statute, order or regulation applicable to the Depositor, Franklin SPE LLC, or Franklin Capital of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Depositor, Franklin SPE LLC, or Franklin Capital, or will result in the creation of any lien upon any material property or assets of the Depositor, Franklin SPE LLC, or Franklin Capital (other than pursuant to the Basic Documents).

(s)

There are no legal or governmental proceedings pending to which the Depositor, Franklin SPE LLC, Franklin Capital or Franklin Resources is a party or of which any of its properties is the subject, which if determined adversely to the Depositor, Franklin SPE LLC, Franklin Capital or Franklin Resources would individually or in the aggregate have a material adverse effect on the financial position, shareholders’ equity or results of operations of any of them; and to the best of the Depositor’s, Franklin SPE LLC’s, Franklin Capital’s or Franklin Resources’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(t)

No consent, license, approval, authorization or order of or declaration or filing with any governmental authority is required for the issuance of the Notes and Certificates or sale of the Notes or the consummation of the other transactions contemplated by this Agreement or the Basic Documents, except such as have been duly made or obtained.

(u)

Since the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectus and the Prospectus, there has not been any material adverse change, or any development which could reasonably be expected to result in a material adverse change, in or affecting the financial position, shareholders’ equity or results of operations of the Depositor, Franklin SPE LLC, Franklin Capital or Franklin Resources, or the Depositor’s, Franklin SPE LLC’s, Franklin Capital’s or Franklin Resources’ ability to perform its obligations under this Agreement or any of the Basic Documents to which it is a party.

(v)

Any taxes, fees and other governmental charges due on or prior to the Closing Date (including, without limitation, sales taxes) in connection with the execution, delivery and issuance of this Agreement, the Basic Documents and the Securities have been or will have been paid at or prior to the Closing Date.

(w)

The Receivables transferred by Franklin Capital and Franklin SPE LLC to the Depositor are tangible chattel paper as defined in the Uniform Commercial Code as in effect in the State of Utah.  The Receivables transferred by the Depositor to the Trust are tangible chattel paper as defined in the Uniform Commercial Code as in effect in the States of Delaware and Utah.

(x)

Under generally accepted accounting principles, (i) each of Franklin Capital and Franklin SPE LLC will report its transfer of the Receivables transferred by it to the Depositor pursuant to the Purchase Agreement and (ii) the Depositor will report its transfer of the Receivables to the Indenture Trustee pursuant to the Sale and Servicing Agreement as a sale of the Receivables for financial accounting purposes.

(y)

Immediately prior to the transfer of the Receivables to the Depositor pursuant to the Purchase Agreement, each of Franklin Capital and Franklin SPE LLC was the sole owner of all right, title and interest in, and had good and marketable title to the Receivables and the other property to be transferred to the Depositor by it.  Each of Franklin Capital and Franklin SPE LLC, pursuant to the Purchase Agreement, is transferring to the Depositor ownership of the Receivables, the security interest in the Financed Vehicles securing the Receivables and the proceeds of each of the foregoing, and, immediately prior to the transfer thereof to the Trust, the Depositor will be the sole owner of all right, title and interest in, and will have good and marketable title to, the Receivables and the other property to be transferred by it to the Trust pursuant to the Sale and Servicing Agreement.  The assignment of the Receivables, all documents and instruments relating thereto and all proceeds thereof to the Trust pursuant to the Sale and Servicing Agreement vests in the Trust all interests which are purported to be conveyed thereby, free and clear of any liens, security interests or encumbrances.

(z)

Immediately prior to the transfer of the Receivables to the Depositor, each seller’s interest in the Receivables and the proceeds thereof shall be perfected upon the filing of UCC-1 financing statements (the “Financing Statements”) in the offices specified in Schedule I for each Seller and there shall be no unreleased statements affecting the Receivables filed in such offices other than the Financing Statements.  If a court concludes that the transfer of the Receivables from a Seller to the Depositor is a sale, the interest of the Depositor in the Receivables and the proceeds thereof will be perfected upon the filing of the Financing Statements in the offices specified in Schedule I for such Seller.  If a court concludes that such transfer is not a sale, the Purchase Agreement and the transactions contemplated thereby constitute a grant by such Seller to the Depositor of a valid security interest in the Receivables and the proceeds thereof, which security interest will be perfected upon the filing of the Financing Statements in the offices specified in Schedule I for such Seller.  No filing or other action, other than the filing of the Financing Statements in the offices specified in Schedule I for such Seller, is necessary to perfect and maintain the interest or the security interest of the Depositor in the Receivables and the proceeds thereof against third parties.

(aa)

Immediately prior to the transfer of the Receivables to the Trust pursuant to the Sale and Servicing Agreement, the Depositor’s interest in the Receivables and the proceeds thereof shall be perfected upon the filing of the Financing Statements in the offices specified in Schedule I for Franklin Capital and there shall be no unreleased statements affecting the Receivables filed in such offices other than the Financing Statements.  If a court concludes that the transfer of the Receivables from the Depositor to the Trust is a sale, the interest of the Trust in the Receivables and the proceeds thereof will be perfected upon the filing of the Financing Statements in the offices specified in Schedule I for the Depositor.  If a court concludes that such transfer is not a sale, the Sale and Servicing Agreement and the transactions contemplated thereby constitute a grant by the Depositor to the Trust of a valid security interest in the Receivables and the proceeds thereof, which security interest will be perfected upon the filing of the Financing Statements in the offices specified in Schedule I for the Depositor.  No filing or other action, other than the filing of the Financing Statements in the offices specified in Schedule I for the Depositor and Franklin Capital referred to above and any related continuation statements, is necessary to perfect and maintain the interest or the security interest of the Trust in the Receivables and the proceeds thereof against third parties.

(bb)

The Trust Agreement need not be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(cc)

The Indenture has been qualified under the Trust Indenture Act.

(dd)

As of the Closing Date, each of the respective representations and warranties of the Depositor, Franklin SPE LLC, and Franklin Capital set forth in the Basic Documents will be true and correct, and the Underwriters may rely on such representations and warranties as if they were set forth herein in full.

3.

Purchase, Sale and Delivery of the Notes.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Depositor agrees to cause the Trust to sell to each Underwriter, and each Underwriter severally agrees to purchase from the Trust, the principal amount of each class of Notes set forth on Schedule II hereto at a purchase price equal to “Price $” as specified on Schedule II hereto.

The Depositor will deliver the Notes to the Underwriters, against payment of the purchase price to or upon the order of the Depositor by wire transfer or check in Federal (same day) Funds, at the office of McKee Nelson LLP, One Battery Park Plaza, New York, NY 10004, at 10:00 a.m., New York time on October 10, 2006, or at such other time not later than seven full business days thereafter as the Underwriters and the Depositor determine, such time being herein referred to as the “Closing Date.”  The Notes to be so delivered will be initially represented by one or more Notes registered in the name of Cede & Co., the nominee of The Depository Trust Company (“DTC”).  The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof.  Definitive Notes will be available only under the limited circumstances specified in the Basic Documents.

4.

Offering by Underwriters.  It is understood that, the Underwriters proposes to offer the Notes for sale to the public (which may include selected dealers), on the terms set forth in the Prospectus.

5.

Covenants of the Depositor and Franklin Capital.  Each of the Depositor and Franklin Capital, jointly and severally, covenants and agrees with the Underwriters that:

(a)

The Depositor will file the Prospectus, properly completed, with the Commission pursuant to and in accordance with subparagraph (2) (or, if applicable and if consented to by the Underwriters, subparagraph (5)) of Rule 424(b) no later than the second business day following the date it is first used.  The Depositor and Franklin Capital will advise the Underwriters promptly of any such filing pursuant to Rule 424(b).

(b)

The Depositor and Franklin Capital will advise the Underwriters promptly of any proposal to amend or supplement the Registration Statement, the Preliminary Prospectus or the Prospectus and will not effect such amendment or supplement without the prior written consent of the Underwriters, which consent shall not be unreasonably withheld or delayed; and the Depositor and Franklin Capital will advise the Underwriters promptly of any amendment of, or supplement to, of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(c)

If, at any time when a prospectus relating to the Notes is required to be delivered by the Underwriters or dealer either (i) any event occurs as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading, or (ii) for any other reason it shall be necessary to amend or supplement the Prospectus to comply with the Act, the Depositor and Franklin Capital promptly will notify the Underwriters of such event and promptly will prepare, at their own expense, an amendment or supplement which will correct such statement or omission.  Neither the Underwriters’ consent to, nor the Underwriters’ distribution of any amendment or supplement to the Prospectus shall constitute a waiver of, or limitation on, any right of the Underwriters hereunder.

(d)

The Depositor and Franklin Capital will furnish to the Underwriters copies of the Preliminary Prospectus, the Prospectus, the Registration Statement and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters reasonably request.

(e)

The Depositor and Franklin Capital will comply with the Act and the Rules and Regulations, the Exchange Act and the rules and regulations thereunder and the Trust Indenture Act and the rules and regulations thereunder so as to permit the completion of the distribution of the Notes as contemplated in this Agreement, the Basic Documents, the Registration Statement and the Prospectus.

(f)

The Depositor and Franklin Capital will take all actions that are reasonably necessary to arrange for the qualification of the Notes for offering and sale under the laws of such jurisdictions as the Underwriters designates and will maintain such qualifications in effect so long as required under such laws for the distribution of the Notes; provided, however, that in no event shall the Depositor be obligated to qualify as a foreign corporation or to execute a general or unlimited consent to service of process in any such jurisdiction.  The Depositor and Franklin Capital will promptly advise the Underwriters of the receipt by the Depositor or Franklin Capital of any notification with respect to the suspension of the qualification of the Notes for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(g)

On or prior to the Closing Date, the Depositor and Franklin Capital shall enter into, and shall cause the Trust to enter into, each Basic Document to which any of the Depositor, Franklin Capital or the Trust are contemplated to be a party pursuant to this Agreement or any Basic Document.

(h)

The Depositor and Franklin Capital shall furnish or make available to the Underwriters or their counsel such additional documents and information regarding the Depositor and Franklin Capital and their respective affairs as the Underwriters may from time to time reasonably request, including any and all documentation reasonably requested in connection with its due diligence efforts regarding information in the Registration Statement and the Prospectus and in order to evidence the accuracy or completeness of any of the conditions contained in this Agreement; and all actions taken by the Depositor to authorize the sale of the Notes shall be reasonably satisfactory in form and substance to the Underwriters,

(i)

The Depositor and Franklin Capital shall, at all times upon request of the Underwriters or their advisors, or both, from the date hereof through the Closing Date, (i) make available to the Underwriters or their advisors, or both, prior to acceptance of its purchase, such information (in addition to that contained in the Registration Statement and the Prospectus) concerning the offering, the Depositor and any other relevant matters as they possess or can acquire without unreasonable effort or expense and (ii) provide the Underwriters or their advisors, or both, prior to acceptance of its subscription, the opportunity to ask questions of, and receive answers from, the Depositor and Franklin Capital with respect to such matters.

(j)

The Depositor and Franklin Capital shall cause the Trust to make generally available to Noteholders, as soon as practicable, but no later than sixteen months after the date hereof, an earnings statement of the Trust covering a period of at least twelve consecutive months beginning after the later of (i) the effective date of the Registration Statement relating to the Notes and (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement and, in each case, satisfying the provisions of Section 11(a) of the Act (including Rule 158 promulgated thereunder).

(k)

Until the retirement of the Notes, the Depositor will deliver to the Underwriters the annual statements of compliance and the annual independent certified public accountants’ reports furnished to the Indenture Trustee or the Owner Trustee pursuant to the Basic Documents, as soon as such statements and reports are furnished to the Indenture Trustee or the Owner Trustee.

(l)

So long as any of the Notes are outstanding, the Depositor will furnish to the Underwriters (i) as soon as practicable after the end of the fiscal year all documents required to be distributed to Noteholders or filed with the Commission on behalf of the Trust pursuant to the Exchange Act, or any order of the Commission thereunder and (ii) from time to time, any other information concerning the Depositor or Franklin Capital as the Underwriters may reasonably request only insofar as such information reasonably relates to the Registration Statement or the Prospectus or the transactions contemplated by the Basic Documents.

(m)

On or before the Closing Date, the Depositor and Franklin Capital shall cause the computer records of the Depositor and Franklin Capital relating to the Receivables to show the absolute ownership by the Owner Trustee on behalf of the Trust of the Receivables, and from and after the Closing Date neither the Depositor nor Franklin Capital shall take any action inconsistent with the ownership by the Owner Trustee on behalf of the Trust of such Receivables, other than as permitted by the Sale and Servicing Agreement.

(n)

To the extent, if any, that any of the ratings provided with respect to the Notes by the rating agency or agencies that initially rate any of the Notes are conditional upon the furnishing of documents or the taking of any other actions by the Depositor or Franklin Capital on or prior to the Closing Date, one of the Depositor or Franklin Capital shall furnish such documents and take any such other actions.  A copy of any such document shall be provided to the Underwriters at the time it is delivered to the rating agencies.

(o)

Franklin Capital will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the documents (including the Registration Statement and the Prospectus), (ii) the preparation, issuance and delivery of the Notes to the Underwriters, (iii) the fees and disbursements of Franklin Capital’s, the Depositor’s and Franklin Resources’ counsel (including without limitation, local counsel in the State of Utah) and accountants, (iv) the qualification of the Notes under state securities laws, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any blue sky or legal investment survey, if any is requested, (v) the printing and delivery to the Underwriters of copies of the Registration Statement, the Preliminary Prospectus and the Prospectus and each amendment thereto, (vi) the fees and reasonable expenses of the Underwriters and their counsel, (vii) any fees charged by rating agencies for the rating of the Notes, (viii) the fees and expenses of the Indenture Trustee and its counsel,  (ix) the fees and expenses of the Owner Trustee, the Trust and each of their counsel, (x) the fees and expenses of the Letter of Credit Provider and its counsel and (xi) the costs and expenses (including any damages or other amounts payable in connection with legal and contractual liability) associated with reforming any Contracts for Sale of the Notes made by the Underwriters caused by a Defective Prospectus or a breach of any representation in Section 1(b) or Section 1(e), unless the Defective Prospectus arose solely as a result of an untrue statement or omission of a material fact in the Underwriters’ Information.

6.

Conditions of the Obligations of the Underwriters.  The obligations of the Underwriters to purchase and pay for the Notes will be subject to the accuracy, as of the date hereof and as of the Closing Date, of the representations and warranties on the part of the Depositor and Franklin Capital herein, to the accuracy of the written statements of officers of the Depositor and Franklin Capital made pursuant to the provisions of this Section, to the performance by the Depositor and Franklin Capital of its obligations hereunder and to the following additional conditions precedent:

(a)

The Underwriters shall have received a letter, dated the date hereof, of PricewaterhouseCoopers LLP, confirming that such accountants are independent public accountants within the meaning of the Act and the Rules and Regulations, and substantially in the form of the drafts to which the Underwriters has previously agreed and otherwise in form and substance reasonably satisfactory to the Underwriters (i) regarding certain numerical information contained in the Prospectus and the Time of Sale Information and (ii) relating to certain agreed-upon procedures.

(b)

Each of the Preliminary Prospectus, the Prospectus and any supplements thereto shall have been filed with the Commission in the manner and within the applicable time period required under Rule 424(b) under the Act (without reference to Rule 424(b)(8)) in accordance with the Rules and Regulations and Section 5(a) hereof.  On or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Depositor or Franklin Capital, shall be contemplated by the Commission; and any requests for additional information from the Commission with respect to the Registration Statement shall have been complied with.

(c)

Subsequent to the execution and delivery of this Agreement, or if earlier, the dates as of which information is given in the Preliminary Prospectus, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the Receivables or particularly the business or properties of the Trust, the Depositor, Franklin Capital or Franklin Resources which, in the reasonable judgment of the Underwriters, materially impairs the investment quality of the Notes; (ii) any downgrading in the rating of any securities of Franklin Resources by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York or American Stock Exchanges, or any setting of minimum prices for trading on such exchange; (iv) any suspension of trading of any securities of Franklin Resources on any exchange, the NASDAQ National Market or in the over-the-counter market; (v) any banking moratorium declared by Federal or New York authorities; (vi) any outbreak or escalation of hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Underwriters, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Notes; or (vii) a material disruption has occurred in securities settlement or clearance services in the United States.

(d)

On the Closing Date, each of the Basic Documents and the Securities shall have been duly authorized, executed and delivered by the parties thereto, shall be in full force and effect and no default shall exist thereunder, and the Owner Trustee shall have received a fully executed copy thereof or, with respect to the Notes, a conformed copy thereof.  The Basic Documents and the Securities shall be substantially in the forms heretofore provided to the Underwriters.

(e)

The Underwriters shall have received an opinion of McKee Nelson LLP, special counsel to Franklin Capital, the Depositor and Franklin Resources, dated the Closing Date, satisfactory in form and substance to the Underwriters, to the effect that:

(i)

The Depositor is validly existing and in good standing under the laws of the State of Delaware.

(ii)

Each Basic Document (other than the Trust Agreement) to which it is a party is, when executed and delivered, a valid and binding obligation of each of the Depositor, Franklin SPE LLC, Franklin Capital, Franklin Resources and the Trust, enforceable against each such party in accordance with its terms, except as enforceability thereof may be limited by (x) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (y) general principles of equity regardless of whether such enforceability is considered in a proceeding at law or in equity and (z) with respect to rights or indemnity thereunder, limitations of public policy under applicable securities laws.

(iii)

When the Notes have been validly executed, authenticated and delivered in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, the Notes will constitute valid and binding obligations of the Trust enforceable in accordance with their terms and entitled to the benefits of the Indenture, except that enforceability thereof may be subject to (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity regardless of whether such enforceability is considered in a proceeding at law or in equity.

(iv)

The execution and delivery by the Depositor of the Basic Documents to which it is a party, the consummation of the transactions contemplated thereby and compliance with any of the provisions thereof by the Depositor will not violate (i) any of the terms, conditions or provisions of the certificate of formation or the limited liability company operating agreement of the Depositor, each as amended, (ii) any federal or State of New York statute, rule or regulation applicable to the Depositor or the Delaware Limited Liability Company Act (other than federal and state securities or blue sky laws, as to which such counsel need not express any opinion) or (iii) any judgment, written injunction, decree, order or ruling of any court or governmental authority binding on the Depositor of which such counsel has knowledge.

(v)

To such counsel’s knowledge, the execution, delivery and performance by the Depositor of the Basic Documents to which it is a party will not violate or result in a material breach of any of the terms of or constitute a material default under or (except as contemplated in the Basic Documents) result in the creation of any lien, charge or encumbrance on any property or assets of the Depositor, pursuant to the terms of any indenture, mortgage, deed of trust or other material agreement.

(vi)

The Indenture has been duly qualified under the Trust Indenture Act.

(vii)

The Registration Statement is effective under the Act and, to the best of such counsel’s knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated or threatened by the Commission.

(viii)

Neither the Trust nor the Depositor is an “investment company” or under the “control” of an “investment company” as such terms are defined in the Investment Company Act and neither the Trust nor the Depositor is required to register under the Investment Company Act.

(ix)

The Trust Agreement is not required to be qualified under the Trust Indenture Act.

(x)

The Class A-1 Notes are “eligible securities” within the meaning of Rule 2a-7 of the Investment Company Act.

(xi)

The statements in the Preliminary Base Prospectus and the Base Prospectus set forth under the captions “The Notes” and “Description of the Purchase Agreements and the Trust Documents,” as modified by the statements in the Preliminary Prospectus Supplement and the Prospectus Supplement set forth under the caption “Description of the Notes” and “Description of the Trust Documents,” to the extent such statements purport to summarize certain provisions of the Notes or of the Basic Documents, are fair and accurate in all material respects.

(xii)

The statements in the Preliminary Prospectus Supplement and the Prospectus Supplement set forth under the captions “Summary of Terms of the Notes -- ERISA Considerations” and “ERISA Considerations,” and in the Preliminary Base Prospectus and the Base Prospectus under the captions “Prospectus Summary -- ERISA Considerations” and “ERISA Considerations,” to the extent that they constitute matters of federal or New York law, or federal or New York legal conclusions, provide a fair and accurate summary of such law or conclusions.

(xiii)

No consent or approval of, notice to, filing with, or other action by any New York or federal governmental entity is required for the execution and delivery by each of the Depositor, Franklin SPE LLC, Franklin Capital or Franklin Resources of the Basic Documents to which it is a party or the consummation by each of the Depositor, Franklin SPE LLC, Franklin Capital or Franklin Resources of the transactions contemplated thereby where the failure to make or obtain such consent or approval of, notice to, filing with, or other action by, or take such action would reasonably be expected to have a material adverse effect on the ability of such entity to perform its obligations under the Basic Documents, except for (i) the filing of UCC financing statements, (ii) filings and other actions required pursuant to state securities or blue sky laws (as to which such counsel need not express any opinion) and (iii) those that have already been obtained, made or taken.

(xiv)

The Preliminary Prospectus, the Prospectus and the Registration Statement (except the financial statements and other financial, numerical, quantitative and statistical information contained or incorporated by reference therein, as to which such counsel need not express any view) comply as to form in all material respects with the requirements of the Act and the rules and regulations promulgated thereunder.

(xv)

The Purchase Agreement is effective to create a valid security interest (as defined in Section 1-201(37) of the New York Uniform Commercial Code (the “NYUCC”)) in the Receivables in favor of the Depositor.

(xvi)

The Sale and Servicing Agreement is effective to create a valid security interest (as defined in Section 1-201(37) of the NYUCC) in the Receivables in favor of the Trust.

(xvii)

The Indenture is effective to create a valid security interest (as defined in Section 1-201(37) of the NYUCC) in the Receivables in favor of the Indenture Collateral Agent.

(xviii)

The filing of the financing statements in the applicable filing offices will be effective to perfect the security interest of each transferee described in paragraphs (xv), (xvi), and (xvii) above in the Receivables and the related collateral in which a security interest can be perfected by the filing of the related financing statement.  Such security interest in favor of each transferee will be prior to any security interest in any related receivables and the related collateral (other than collateral consisting of investment property) in favor of any other creditor of the Trust.

(xix)

Such counsel shall state that they have participated in the preparation of the Registration Statement, the Time of Sale Information and the Prospectus, and that nothing came to their attention that caused them to believe that (i) the Registration Statement, on the effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Prospectus, as of the date of the Prospectus Supplement or as of the Closing Date, contained an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) the Preliminary Prospectus, as of the Time of Sale, contained an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Such counsel need not express any belief with respect to (i) the financial statements, other financial or accounting information or other statistical or numerical information, tabular or otherwise, contained in or incorporated by reference into the Registration Statement, the Prospectus or the Preliminary Prospectus, (ii) any other documents or information incorporated by reference into the Registration Statement, the Prospectus or the Preliminary Prospectus, or (iii) any exhibits to the Registration Statement.  In addition such counsel need not assume any responsibility for any omission resulting from the failure of the Preliminary Prospectus to include information identified in the Preliminary Prospectus as omitted.

Such opinion may contain such assumptions, qualifications and limitations as are customary in opinions of this type and are reasonably acceptable to the Underwriters.  In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal law of the United States of America, the laws of the State of New York and the laws of the State of Delaware.

(f)

The Underwriters shall have received an opinion of in-house counsel to Franklin Capital, Franklin SPE LLC, the Depositor and Franklin Resources, dated the Closing Date, satisfactory in form and substance to the Underwriters, to the effect that:

(i)

Franklin Resources has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation, with full corporate power and authority to own its properties and conduct its business as described in the Preliminary Prospectus and the Prospectus and each of Franklin Capital, Franklin SPE LLC, the Depositor and Franklin Resources is duly qualified to transact business and is in good standing in each jurisdiction in which its failure to qualify would have a material adverse effect upon the business or the ownership of its property.

(ii)

Each of Franklin Capital, Franklin SPE LLC, the Depositor and Franklin Resources has the power and authority to execute and deliver and perform its obligations under each Basic Document to which it is a party.

(iii)

Each Basic Document to which Franklin Resources, Franklin SPE LLC, and/or the Depositor is a party has been duly authorized, executed and delivered by Franklin Resources or the Depositor, as applicable.

(iv)

The execution, delivery and performance of the Basic Documents to which Franklin Resources is a party will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of Franklin Resources, pursuant to the terms of its certificate of incorporation or its by-laws, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over Franklin Resources or any of its properties or any material agreement or instrument known to such counsel after due investigation, to which Franklin Resources is a party or by which Franklin Resources or any of its properties are bound.

(v)

To the best of such counsel’s knowledge, there are no legal or governmental proceedings pending, threatened or contemplated by governmental authorities or others to which any of Franklin Capital, Franklin SPE LLC, the Depositor or Franklin Resources is or may be a party or of which any property of Franklin Capital, the Depositor or Franklin Resources is the subject, (i) asserting the invalidity of all or any part of any Basic Document or (ii) that could materially adversely affect the ability of any of Franklin Capital, the Depositor or Franklin Resources to perform its respective obligations under any of the Basic Documents to which it is a party.

Such opinion may contain such assumptions, qualifications and limitations as are customary in opinions of this type and are reasonably acceptable to the Underwriters,  In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal law of the United States of America and the laws of the State of Delaware and Utah.

(g)

The Underwriters shall have received an opinion of Nisen & Elliot, LLC, special counsel to Franklin Capital, the Depositor and Franklin Resources, dated the Closing Date, satisfactory in form and substance to the Underwriters, to the effect that:

(i)

Such counsel is familiar with Franklin Capital’s standard operating procedures relating to Franklin Capital’s acquisition of a perfected first priority security interest in the motor vehicles financed by the retail installment sale contracts purchased by Franklin Capital in the ordinary course of Franklin Capital’s business and relating to the sale by Franklin Capital to Depositor of such contracts and such security interests in the Financed Vehicles.  Assuming that Franklin Capital’s standard procedures are followed with respect to the perfection of security interests in the Financed Vehicles (and such counsel has no reason to believe that Franklin Capital has not or will not continue to follow its standard procedures in connection with the perfection of security interests in the Financed Vehicles), Franklin Capital has acquired or will acquire a perfected first priority security interest in the Financed Vehicles.

(ii)

Franklin Capital has all necessary licenses required by law in connection with performance as Servicer pursuant to the Sale and Servicing Agreement.

(iii)

Immediately prior to the transfer of the Receivables by Franklin Capital pursuant to the Purchase Agreement, Franklin Capital was the sole owner of all right, title and interest in the Receivables and the other property transferred by it to the Depositor.  Immediately prior to the transfer of the Receivables by the Depositor pursuant to the Sale and Servicing Agreement, the Depositor was the sole owner of all right, title and interest in the Receivables and the other property transferred by it to the Trust.

Such opinion may contain such assumptions, qualifications and limitations as are customary in opinions of this type and are reasonably acceptable to the Underwriters.

(h)

The Underwriters shall have received the opinion of Callister Nebeker & McCullough, counsel to Franklin Capital or such other counsel acceptable to the Underwriters, dated the Closing Date, satisfactory in form and substance to the Underwriters to the effect that:

(i)

Franklin Capital has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation, with full corporate power and authority to own its properties and conduct its business, and is duly qualified to transact business and is in good standing in each jurisdiction in which its failure to qualify would have a material adverse effect upon the business or the ownership of its property.

(ii)

Franklin Capital has full power and authority to sell and assign the property to be sold and assigned to the Depositor by it pursuant to the Purchase Agreement and has duly authorized such sale and assignment to the Trust by all necessary corporate action.

(iii)

This Agreement and each of the Basic Documents to which it is a party have been duly authorized, executed and delivered by Franklin Capital.

(iv)

Neither the transfer of the Receivables by Franklin Capital to the Depositor or the Depositor to the Indenture Trustee on behalf of the Trust, nor the assignment by the Depositor of the Trust Estate to the Trust, nor the grant by the Trust of the security interest in the Collateral to the Indenture Collateral Agent pursuant to the Indenture, nor the execution, delivery and performance by the Depositor or Franklin Capital of this Agreement and the Basic Documents to which it is a party, nor the consummation of the transactions contemplated thereby will conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Franklin Capital, pursuant to the terms of the certificate of incorporation or the by-laws of Franklin Capital or any statute, rule, regulation or order of any governmental agency or body, or any court having jurisdiction over Franklin Capital or the Depositor or their properties, or any agreement or instrument known to me after due investigation to which Franklin Capital is a party or by which Franklin Capital or any of its properties is bound.

(v)

Such counsel shall deliver an opinion regarding Utah state tax consequences in form and substance reasonably acceptable to the Underwriters,

(vi)

The Receivables conveyed by Franklin Capital to the Depositor are tangible chattel paper as defined in the Uniform Commercial Code as in effect in the State of Utah.

(vii)

If the transfer of Receivables from Franklin Capital to the Depositor is considered a sale, such sale will be perfected upon the filing of financing statements with the Utah Department of Commerce, Division of Corporations and Commercial Code.  If the transfer of Receivables from Franklin Capital to the Depositor is considered a financing, such financing will create a first priority perfected security interest in the Receivables in favor of the Depositor upon the filing of financing statements with the Utah Department of Commerce, Division of Corporations and Commercial Code.

(viii)

The Receivables conveyed by the Depositor to the Trust are tangible chattel paper as defined in the Uniform Commercial Code as in effect in the State of Utah.

(ix)

Assuming that the Sale and Servicing Agreement is effective to create a valid security interest in the Receivables in favor of the Trust, and assuming that such security interest will be perfected upon the filing of financing statements with the Secretary of State of the State of Delaware, the security interest in the Receivables in favor of the Trust will be subject to no prior or equal security interest.

(x)

Assuming that the Indenture is effective to create a valid security interest in favor of the Indenture Collateral Agent and assuming that such security interest will be perfected, upon the filing of financing statements with the Secretary of State of the State of Delaware, the security interest in the Receivables in favor of the Indenture Collateral Agent will be subject to no prior or equal security interest.

Such opinion may contain such assumptions, qualifications and limitations as are customary in opinions of this type and are reasonably acceptable to the Underwriters.  In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal law of the United States of America and the laws of the State of Utah.

(i)

The Underwriters shall have received an opinion addressed to them of McKee Nelson LLP, in its capacity as counsel to the Depositor, dated the Closing Date, with respect to (i) the consolidation of the assets and liabilities of the Depositor with those of each of (x) Franklin Capital and (y) Franklin Resources, under the doctrine of substantive consolidation and (ii) the creation of (x) a “true sale” with respect to the transfers of the Receivables from each Seller to the Depositor and (y) with respect to the transfer of the Receivables to the Trust, a valid and binding security interest in the Receivables and the Depositor shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.  Such opinions shall be limited to the laws of the State of New York and United States federal law.

(j)

The Underwriters shall have received an opinion of Thacher Proffitt & Wood LLP, counsel to the Indenture Trustee and to the Indenture Collateral Agent, dated the Closing Date and satisfactory in form and substance to the Underwriters, to the effect that:

(i)

Each of the Indenture Trustee and the Indenture Collateral Agent has been duly organized and is validly existing and in good standing under its jurisdiction of organization.

(ii)

Each of the Indenture Trustee and the Indenture Collateral Agent has the requisite power and authority to execute, deliver and perform its obligations under the Indenture and has taken all necessary action to authorize the execution, delivery and performance by it of the Basic Documents to which it is a party.

(iii)

Each of the Basic Documents to which it is a party has been duly executed and delivered by the Indenture Trustee and constitutes a legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its respective terms, except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(iv)

Each of the Basic Documents to which it is a party has been duly executed and delivered by the Indenture Collateral Agent and constitutes a legal, valid and binding obligation of the Indenture Collateral Agent, enforceable against the Indenture Collateral Agent in accordance with its respective terms, except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(v)

The Notes have been duly authenticated by the Indenture Trustee in accordance with the terms of the Indenture.

Such opinion may contain such assumptions, qualifications and limitations as are customary in opinions of this type and are reasonably acceptable to the Underwriters.  In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal law of the United States of America and the laws of the State of New York.

(k)

The Underwriters shall have received an opinion of Richards, Layton & Finger, P.A., counsel to the Owner Trustee, dated the Closing Date and satisfactory in form and substance to the Underwriters, to the effect that:

(i)

The Owner Trustee is a banking corporation duly incorporated and organized and validly existing under the laws of the Delaware.

(ii)

The Owner Trustee has the full corporate trust power to accept the office of owner trustee under the Trust Agreement and to enter into and perform its obligations under the Trust Agreement, the Indenture and the Sale and Servicing Agreement.

(iii)

The execution and delivery of the Trust Agreement, the Indenture and the Sale and Servicing Agreement, and the performance by the Owner Trustee of its obligations under the Trust Agreement, the Sale and Servicing Agreement and the Indenture have been duly authorized by all necessary action of the Owner Trustee and each has been duly executed and delivered by the Owner Trustee.

(iv)

The Trust Agreement constitutes the valid and binding obligations of the Owner Trustee enforceable against the Owner Trustee in accordance with its terms.

(v)

The execution and delivery by the Owner Trustee of the Trust Agreement, the Indenture and the Sale and Servicing Agreement do not require any consent, approval or authorization of, or any registration or filing with, any applicable governmental authority.

(vi)

Each of the Notes and Certificates has been duly executed and delivered by the Owner Trustee, on behalf of the Trust.

(vii)

Neither the consummation by the Owner Trustee of the transactions contemplated in the Sale and Servicing Agreement, the Indenture or the Trust Agreement nor the fulfillment of the terms thereof by the Owner Trustee will conflict with, result in a breach or violation of, or constitute a default under any law of the United States of America or the State of New York governing its banking or trust powers or the charter, by-laws or other organizational documents of the Owner Trustee.

(viii)

No approval, authorization or other action by, or filing with, any governmental authority of the United States of America or the State of New York having jurisdiction over the banking or trust powers of the Owner Trustee is required in connection with the execution and delivery by the Owner Trustee of the Trust Agreement, the Indenture or the Sale and Servicing Agreement.

Such opinion may contain such assumptions, qualifications and limitations as are customary in opinions of this type and are reasonably acceptable to the Underwriters.  In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal law of the United States of America and the laws of the State of New York and Delaware.

(l)

The Underwriters shall have received an opinion of Richards, Layton & Finger, P.A., special Delaware counsel for the Trust, dated the Closing Date, satisfactory in form and substance to the Underwriters, to the effect that:

(i)

The Trust Agreement constitutes the valid and binding obligation of the Owner Trustee and the Depositor enforceable against the Owner Trustee and the Depositor in accordance with its terms subject to (i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent conveyance and similar laws relating to and affecting the rights and remedies of creditors generally, and (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law).

(ii)

The Certificate of Trust has been duly filed with the Secretary of State.  The Trust has been duly formed and is validly existing as a statutory trust under the Delaware Statutory Trust Act (the “Statutory Trust Act”).  The Trust has the power and authority under the Trust Agreement and the Statutory Trust Act to execute and deliver the Indenture and the Sale and Servicing Agreement, to issue the Notes and the Certificates and to pledge the Trust Estate to the Indenture Collateral Agent as security for the Notes.

(iii)

Assuming that the Certificates have been duly executed and issued by the Trust and duly authenticated by the Owner Trustee in accordance with the Trust Agreement and delivered to and paid for pursuant to the Underwriting Agreement, the Certificates have been validly issued and are entitled to the benefits of the Trust Agreement.

(iv)

To the extent that Article 9 of the Uniform Commercial Code as in effect in the State of Delaware (the “Delaware UCC”) is applicable (without regard to conflicts of laws principles), and assuming that the security interest created by each of the Sale and Servicing Agreement and the Indenture in the Receivables has been duly created and has attached, upon the filing of UCC-1 financing statements with the Secretary of State of the State of Delaware the Trust will have a perfected security interest in the transfer of Receivables pursuant to the Sale and Servicing Agreement and the proceeds thereof, and the Indenture Collateral Agent will have a perfected security interest in such Receivables and the proceeds thereof.

(v)

No re-filing or other action is necessary under the Delaware UCC in order to maintain the perfection of such security interests except for the filing of continuation statements at five year intervals.

(vi)

Under § 3805(b) of the Statutory Trust Act, no creditor of any Certificateholder shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust except in accordance with the terms of the Trust Agreement.

(vii)

Under § 3805(c) of the Statutory Trust Act, and assuming that the Sale and Servicing Agreement conveys good title to the Receivables to the Trust as a true sale and not as a security arrangement, the Trust rather than the Certificateholders is the owner of the Receivables.

(viii)

The execution and delivery by the Owner Trustee of the Trust Agreement and, on behalf of the Trust, the Indenture and the Sale and Servicing Agreement do not require any consent, approval or authorization of, or any registration or filing with, any governmental authority of the State of Delaware, except for the filing of the Certificate of Trust with the Secretary of State.

(ix)

Neither the consummation by the Owner Trustee of the transactions contemplated in the Trust Agreement or, on behalf of the Trust, the transactions contemplated in the Indenture and the Sale and Servicing Agreement nor the fulfillment of the terms thereof by the Owner Trustee will conflict with or result in a breach or violation of any law of the State of Delaware.

Such opinion may contain such assumptions, qualifications and limitations as are customary in opinions of this type and are reasonably acceptable to the Underwriters.  In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal law of the United States of America and the laws of the State of Delaware.

(m)

The Underwriters shall have received a certificate dated the Closing Date of the Depositor, executed by any one of the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, any Assistant Treasurer, the Secretary, the principal financial officer or the principal accounting officer of the Depositor, in which such officer shall state that, to the best of its knowledge after reasonable investigation, (i) the representations and warranties of the Depositor, contained in this Agreement and the Basic Documents to which it is a party are true and correct in all material respects, (ii) that the Depositor, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date, and (iii) since the date of its incorporation, except as may be disclosed in the Preliminary Prospectus or in such certificate, no material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or properties of the Trust, Franklin Capital or the Depositor, has occurred.

(n)

The Underwriters shall have received an opinion of counsel to the Letter of Credit Provider, dated the Closing Date, satisfactory in form and substance to the Underwriters.

(o)

The Underwriters shall have received a certificate dated the Closing Date of Franklin Capital, executed by any one of the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, any Assistant Treasurer, the Secretary, the principal financial officer or the principal accounting officer of Franklin Capital in which such officer shall state that, to the best of its knowledge after reasonable investigation, (i) the representations and warranties of Franklin Capital contained in this Agreement, the Purchase Agreement and the Sale and Servicing Agreement are true and correct in all material respects, (ii) that Franklin Capital has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date and (iii) since June 30, 2006, except as may be disclosed in the Preliminary Prospectus or in such certificate, no material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or properties of the Trust, Franklin Capital or the Depositor, has occurred.

(p)

The Underwriters shall have received evidence satisfactory to them and counsel for the Underwriters that, on or before the Closing Date, UCC-1 financing statements shall have been submitted to the Owner Trustee or Indenture Trustee, as the case may be, for filing in the appropriate filing offices reflecting (1) the transfer of the interest in the Receivables, certain other property and the proceeds thereof (A) from each Seller to the Depositor and (B) from the Depositor to the Trust, and (2) the grant of the security interest by the Trust in the Receivables, certain other property and the proceeds thereof to the Indenture Collateral Agent.

(q)

The Class A-1 Notes shall be rated “A-1+” and “Prime-1” by S&P and Moody’s, respectively, the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes shall be rated “AAA” and “Aaa” by S&P and Moody’s, respectively, the Class B Notes shall be rated “A” and “Aa3” by S&P and Moody’s, respectively and the Class C Notes shall be rated “BBB” and “Baa2” by S&P and Moody’s, respectively, and neither S&P nor Moody’s shall have placed the Notes under surveillance or review with possible negative implications.

The Depositor will provide or cause to be provided to the Underwriters such conformed copies of such of the foregoing opinions, certificates, letters and documents as the Underwriters shall reasonably request.

7.

Indemnification and Contribution.

(a)

The Depositor and Franklin Capital, jointly and severally, agree to indemnify and hold harmless the Underwriters against any and all losses, claims, damages or liabilities, joint or several, or any action in respect thereof (including but not limited to, any loss, claim, damage or liability (or action relating to purchases and sales of the Notes)), to which the Underwriters may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained or incorporated in the Registration Statement, the Prospectus, the Time of Sale Information, the Free Writing Prospectus attached hereto as Exhibit B or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and will reimburse the Underwriters for any legal or other expenses reasonably incurred by the Underwriters in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Depositor nor Franklin Capital shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with the Underwriters’ Information.

(b)

Each Underwriter severally agrees to indemnify and hold harmless the Depositor and Franklin Capital against any losses, claims, damages or liabilities to which the Depositor or Franklin Capital may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statements or alleged untrue statements of any material fact contained or incorporated in the Registration Statement, the Time of Sale Information, the Prospectus, or any amendment or supplement thereto, or in any Derived Information or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission (A) in the Registration Statement, the Time of Sale Information, the Prospectus or any amendment or supplement thereto was made in reliance upon and in conformity with the Underwriters’ Information or (B) in the Derived Information does not arise out of or is not based upon an error or omission in the information contained in the Time of Sale Information, the Prospectus or any Issuer Information, and will reimburse any legal or other expenses reasonably incurred by Franklin Capital or the Depositor in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

(c)

Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under subsection (a) or (b) above, except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and to the extent that it may wish to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (which counsel may be counsel to the indemnifying party, if such counsel is otherwise satisfactory to such indemnified party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, except to the extent provided in the next following paragraph, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the Underwriters, if the indemnified party under this Section 7 consists of the Underwriters, or by the Depositor and Franklin Capital, if the indemnified parties under this Section 7 consist of the Depositor and Franklin Capital.

Each indemnified party, as a condition of the indemnity agreements contained in Section 7 (a) and (b) hereof, shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim.  No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) does not include a statement as to or admission of, fault, culpability or a failure to act by or on behalf of any such indemnified party, and (ii) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)

If the indemnification provided for in this Section is unavailable or insufficient to hold harmless the indemnified party under subsection (a) or (b) above then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor and Franklin Capital on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor or Franklin Capital on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  The relative benefits received by the Depositor and Franklin Capital on the one hand and the Underwriters on the other shall be deemed to be in such proportion that the Underwriters shall be responsible for that portion represented by the underwriting discounts and commissions received by the Underwriters (the “Spread”) and the Depositor and Franklin Capital shall be responsible for the total proceeds from the offering of the Notes (before deducting expenses).  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor or Franklin Capital or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Depositor, Franklin Capital and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein.

The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), in no case shall the Underwriters be responsible for any amount (not including the fees and expenses of its counsel) in excess of the Spread received by the Underwriters, as set forth on the cover page of the Prospectus.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)

The obligations of the Depositor and Franklin Capital under this Section shall be in addition to any liability which the Depositor and Franklin Capital may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriters within the meaning of the Act or the Exchange Act.  The obligations of the Underwriters shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Depositor, and each of its officers that signed the Registration Statement.

(f)

The Underwriters confirm that the information set forth under the caption “Underwriting” in the Preliminary Prospectus Supplement and the Prospectus Supplement (the “Underwriters’ Information”) is correct and constitutes the only information furnished in writing to the Depositor by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, the Preliminary Prospectus and the Prospectus.

8.

Free Writing Prospectuses.

(a)

The following terms have the specified meanings for purposes of this Agreement:

“Free Writing Prospectus” means and includes any information relating to the Notes disseminated by the Depositor, Franklin Capital or any Underwriter that constitutes a “free writing prospectus” within the meaning of Rule 405 under the Act.

“Issuer Information” means (1) the information contained in any Underwriter Free Writing Prospectus which information is also included in the Preliminary Prospectus (other than Underwriter Information), (2) the information in any Trust Free Writing Prospectus, (3) information in the Preliminary Prospectus provided by the Depositor or Franklin Capital that is used to calculate or create any Derived Information and (4) any computer tape or other information in respect of the Notes, the Receivables or other property in the Trust Estate furnished by the Depositor or Franklin Capital to any Underwriter.

“Derived Information” means such written information regarding the Notes as is disseminated by any Underwriter to a potential investor, which information is neither (A) Issuer Information nor (B) contained in the Registration Statement, the Preliminary Prospectus, the Prospectus Supplement, the Prospectus or any amendment or supplement to any of them, taking into account information incorporated therein by reference.

(b)

Neither the Depositor nor any Underwriter shall disseminate or file with the Commission any information relating to the Notes in reliance on Rule 167 or 426 under the Act, nor shall the Depositor, Franklin Capital or any Underwriter disseminate any Underwriter Free Writing Prospectus (as defined below) “in a manner reasonably designed to lead to its broad unrestricted dissemination” within the meaning of Rule 433(d) under the Act.

(c)

The Depositor shall not disseminate to any potential investor any information relating to the Notes that constitutes a “written communication” within the meaning of Rule 405 under the Act, other than the Time of Sale Information and the Prospectus, unless the Depositor has obtained the prior consent of Deutsche Bank Securities Inc.  The Depositor shall not authorize or approve information that is prepared and published or disseminated by a person unaffiliated with the Depositor or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications; provided that the Depositor may authorize or approve information that is prepared and published or disseminated by an Underwriter.

(d)

Each Underwriter represents, warrants, covenants and agrees with the Depositor that, other than the Preliminary Prospectus and the Prospectus, it has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, including but not limited to any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Act; provided, however, that (i) each Underwriter may prepare and convey one or more “written communications” (as defined in Rule 405 under the Act) containing no more than the following: (1) information included in the Preliminary Prospectus, (2) information relating to the class, size, rating, price, CUSIP numbers, coupon, yield, spread, benchmark, pricing prepayment speed and clean up call information, status and/or legal maturity date of the Notes, any credit enhancement expected to be provided with respect to the Notes or the Receivables, the weighted average life, expected final payment date, trade date, settlement date and payment window of one or more classes of Notes, the names of any underwriters for one or more classes of Notes and the names of any credit enhancement, (3) the eligibility of the Notes to be purchased by ERISA plans and (4) syndicate structure and a column or other entry showing the status of the subscriptions for the Notes (both for the issuance as a whole and for each Underwriter’s retention) and/or expected pricing parameters of the Notes (each such written communication, an “Underwriter Free Writing Prospectus”); (ii) each Underwriter shall provide the Depositor with a copy of each Underwriter Free Writing Prospectus conveyed by it of the type referred to in Rule 433(d)(5)(ii) under the Act no later than the Business Day prior to the day on which such Underwriter Free Writing Prospectus is required to be filed with the Commission; and (iii) each Underwriter is permitted to provide information customarily included in confirmations of sales of securities and notices of allocations and information delivered in compliance with Rule 134 of the Act; provided, however, that no Underwriter has or may distribute any information described in subclauses (1) through (4) above that would be “issuer information” as defined in Rule 433 under the Act other than (A) information that has already been filed with the Commission, (B) preliminary terms of the Notes not required to be filed with the Commission and (C) information relating to the final terms of the Notes required to be filed with the Commission within two days of the later of the date such final terms have been established for all classes of the Notes and the date of first use of such information pursuant to Rule 433(b)(5)(ii) under the Act.

(e)

The Depositor and Franklin Capital agree to file with the Commission when, and if, required under the Rules and Regulations any Free Writing Prospectus that is included in the Time of Sale Information or that contains the final terms of the Notes (any such Free Writing Prospectus, a “Trust Free Writing Prospectus”); provided, however, that in the case of an Underwriter Free Writing Prospectus, the obligation of the Depositor and Franklin Capital to file such Underwriter Free Writing Prospectus and to treat such Underwriter Free Writing Prospectus as a Trust Free Writing Prospectus shall be subject to (1) the Underwriters’ compliance with Section 8(d) and (2) the Underwriters shall have delivered such Underwriter Free Writing Prospectus to the Depositor at least one Business Day prior to the day on which such Underwriter Free Writing Prospectus is required to be filed with the Commission.

(f)

Notwithstanding the provisions of Section 8(e), the Depositor and Franklin Capital will not be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

(g)

The Depositor and Franklin Capital and the Underwriters each agree that any Free Writing Prospectuses prepared by it will contain substantially the following legend:

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611.

(h)

In the event the Depositor or Franklin Capital becomes aware that, as of the Time of Sale, any Time of Sale Information contains or contained any untrue statement of material fact or omits or omitted to state a material fact necessary in order to make the statements contained therein (when read in conjunction with all Time of Sale Information) in light of the circumstances under which they were made, not misleading (a “Defective Prospectus”), the Depositor and Franklin Capital shall promptly notify the Underwriters of such untrue statement or omission no later than one business day after discovery and the Depositor and Franklin Capital shall, if requested by the Underwriters, prepare and deliver to the Underwriters a Corrected Prospectus.

(i)

Each Underwriter further represents, warrants, covenants and agrees with the Depositor that:

(i)

In disseminating free writing prospectuses to prospective investors, it has complied and will continue to comply fully with the Rules and Regulations, including but not limited to Rules 164 and 433 under the Act and the requirements thereunder for retention of Free Writing Prospectuses, including retaining, for a period of at least three (3) years after the Time of Sale, any Free Writing Prospectuses it has used but which are not required to be filed for the required period.

(ii)

Prior to entering into any Contract of Sale, the applicable Underwriter shall send the Time of Sale Information to the prospective investor.  The Underwriter shall maintain sufficient records to document its sending of the Time of Sale Information to the potential investor prior to the formation of the related Contract of Sale and shall maintain such records as required by the Rules and Regulations.

9.

Defaults of the Underwriters.  If either of the Underwriters defaults in its obligation to purchase the Notes hereunder on the Closing Date and arrangements satisfactory to the nondefaulting Underwriters and the Depositor for the purchase of such Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of the nondefaulting Underwriters or the Depositor, except as provided in Section 10.  As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 9.  Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.

Survival of Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Depositor or its officers and of the Underwriters set forth in or made pursuant to this Agreement or contained in certificates of officers of the Depositor submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of the Underwriters, the Depositor or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Notes.  If for any reason the purchase of the Notes by the Underwriters is not consummated, Franklin Capital shall remain responsible for the expenses to be paid or reimbursed by Franklin Capital pursuant to Section 5(o) (other than clause (vi) thereof in the case of a failure by the Underwriters to comply with its obligations hereunder) and the respective obligations of the Depositor, Franklin Capital and the Underwriters pursuant to Section 7 shall remain in effect.  If for any reason the purchase of the Notes by the Underwriters is not consummated (other than because of (a) a failure by the Underwriters to comply with its obligations hereunder or (b) a failure to satisfy the conditions set forth in items (iii), (v) and (vi) of Section 6(c)), Franklin Capital will reimburse the Underwriters for all out-of-pocket expenses reasonably incurred by it in connection with the offering of the Notes.

11.

Relationship Among Parties.  Franklin Capital and the Depositor acknowledge and agree that the Underwriters are acting solely in the capacity of an arm's length contractual counterparty to Franklin Capital and the Depositor with respect to the offering of the Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, Franklin Capital, the Depositor or any other person.  Additionally, none of the Underwriters are advising Franklin Capital, the Depositor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  Franklin Capital and the Depositor shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to Franklin Capital or the Depositor with respect to any legal, tax, investment, accounting or regulatory matters. Any review by the Underwriters of Franklin Capital, the Depositor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of Franklin Capital or the Depositor.

12.

Notices.  Any written request, demand, authorization, direction, notice, consent or waiver shall be personally delivered or mailed certified mail, return receipt requested (or in the form of telex or facsimile notice, followed by written notice as aforesaid) and shall be deemed to have been duly given upon receipt, if sent to the Underwriters, when delivered to Deutsche Bank Securities Inc. at 60 Wall Street, New York, New York 10005, Attention: Managing Director and Head of North American Asset Backed Securities (Fax # (212) 797-2030) and Citigroup Global Markets Inc., 390 Greenwich Street, 6th Floor, New York, New York 10013, Attention: North American ABS, if sent to Franklin Capital when delivered to 47 West 200 South, Suite 500, Salt Lake City, Utah 84101, Attention:  Harold E. Miller, Jr. (Fax # (801) 236-2685), with a copy to Franklin Resources, Inc., One Franklin Parkway, San Mateo, California 94403 Attention:  General Counsel and if sent to the Depositor when delivered to 47 West 200 South, Suite 500, Salt Lake City, Utah 84101, Attention:  Harold E. Miller, Jr. (Fax # (801) 236-2685), with a copy to Franklin Resources, Inc., One Franklin Parkway, San Mateo, California 94403, Attention:  General Counsel.

13.

Successors.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligations hereunder.

14.

Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15.

Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the choice of law provisions thereof.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among the Depositor, Franklin Capital and the Underwriters in accordance with its terms.

Very truly yours,

FRANKLIN RECEIVABLES LLC
By: FRANKLIN CAPITAL CORPORATION, its managing member
By: _/s/ Harold E. Miller Jr.
Name: Harold E. Miller Jr.
Title: President/CEO
FRANKLIN CAPITAL CORPORATION
By: __/s/ Harold E. Miller Jr.
Name: Harold E. Miller Jr.
Title: President/CEO

The foregoing Underwriting
Agreement is hereby confirmed
and accepted as of the date
first written above.

CITIGROUP GLOBAL MARKETS INC.

By: /s/ Marina Donskaya
Name: Marina Donskaya
Title: Vice President

DEUTSCHE BANK SECURITIES INC.

By: _/s/ Jay E. Steiner______________
Name: Jay E. Steiner
Title: Director
By: /s/ Rick Koppenhaver___________
Name: Rick Koppenhaver
Title: Vice President

SCHEDULE I

OFFICES

Franklin Capital Corporation

Utah Department of Commerce, Division of Corporations and Commercial Code

Franklin SPE LLC

Secretary of State of the State of Delaware

Franklin Receivables LLC

Secretary of State of the State of Delaware

Franklin Auto Trust 2006-1

Secretary of State of the State of Delaware

SCHEDULE II

Security	Original Principal Balance $	Investor Price	Investor Price $	Price	Price $	Rate
Class A-1 Notes
Deutsche Bank Securities Inc.	$ 32,500,000	100.000000%	$ 32,500,000	99.850000%	$32,451,250.00	5.36%
Citigroup Global Markets Inc.	$ 32,500,000	100.000000%	$ 32,500,000	99.850000%	$ 32,451,250.00	5.36%
Class A-2 Notes
Deutsche Bank Securities Inc.	$ 48,000,000	99.992289%	$ 47,996,298.72	99.822289%	$ 47,914,698.72	5.20%
Citigroup Global Markets Inc.	$ 48,000,000	99.992289%	$ 47,996,298.72	99.822289%	$ 47,914,698.72	5.20%
Class A-3 Notes
Deutsche Bank Securities Inc.	$ 46,500,000	99.983873%	$ 46,492,500.95	99.773873%	$46,394,850.95	5.04%
Citigroup Global Markets Inc.	$ 46,500,000	99.983873%	$ 46,492,500.95	99.773873%	$ 46,394,850.95	5.04%
Class A-4 Notes
Deutsche Bank Securities Inc.	$ 30,975,000	99.983626%	$ 30,969,928.15	99.733626%	$ 30,892,490.65	5.03%
Citigroup Global Markets Inc.	$ 30,975,000	99.983626%	$ 30,969,928.15	99.733626%	$ 30,892,490.65	5.03%
Class B Notes
Deutsche Bank Securities Inc.	$ 11,093,500	99.981697%	$ 11,091,469.56	99.681697%	$11,058,189.06	5.14%
Citigroup Global Markets Inc.	$ 11,093,500	99.981697%	$ 11,091,469.56	99.681697%	$11,058,189.06	5.14%
Class C Notes
Deutsche Bank Securities Inc.	$8,431,500	99.968677%	$ 8,428,859.00	99.518677%	$8,390,917.25	5.41%
Citigroup Global Markets Inc.	$8,431,500	99.968677%	$ 8,428,859.00	99.518677%	$8,390,917.25	5.41%

Total Price to Public:

$354,958,112.75

Total Price to Depositor:

$354,204,793.25

Underwriting Discounts

  and Commissions:

$753,319.50

EXHIBIT A

October 4, 2006

Deutsche Bank Securities Inc.

60 Wall Street
New York, New York 10005

Citigroup Global Markets Inc.

390 Greenwich Street, 6th Floor

New York, New York 10013

Re:

Underwriting Agreement for Franklin Auto Trust 2006-1, dated October 4, 2006 the (“Underwriting Agreement”) among Franklin Receivables LLC, Franklin Capital Corporation (“Franklin Capital”), Deutsche Bank Securities Inc. (“Deutsche Bank”) and Citigroup Global Markets Inc. (“Citigroup” and together with Deutsche Bank, the “Underwriters”).

Ladies and Gentlemen:

Pursuant to the Underwriting Agreement, Franklin Capital has undertaken certain financial obligations with respect to the indemnification of the Underwriters with respect to the Registration Statement, the Preliminary Prospectus, the Prospectus, any Trust Free Writing Prospectus, the Time of Sale Information and the Issuer Information described in the Underwriting Agreement.  Any financial obligations of Franklin Capital under the Underwriting Agreement, whether or not specifically enumerated in this paragraph, are hereinafter referred to as the “Joint and Several Obligations;” provided, however, that “Joint and Several Obligations” shall mean only the financial obligations of Franklin Capital under the Underwriting Agreement (including the payment of money damages for a breach of any of Franklin Capital’s obligations under the Underwriting Agreement, whether financial or otherwise) but shall not include any obligations not relating to the payment of money.

As a condition of its execution of the Underwriting Agreement, the Underwriters has required the undersigned, Franklin Resources, Inc. (“Franklin Resources”), the parent corporation of Franklin Capital, to acknowledge its joint and several liability with Franklin Capital for the payment of the Joint and Several Obligations under the Underwriting Agreement.

Now, therefore, the Underwriters and Franklin Resources do hereby agree that:

1.

Franklin Resources hereby agrees to be absolutely and unconditionally jointly and severally liable with Franklin Capital to the Underwriters for the payment of the Joint and Several Obligations under the Underwriting Agreement.

2.

Franklin Resources may honor its obligations hereunder either by direct payment of any Joint and Several Obligations or by causing any Joint and Several Obligations to be paid to the Underwriters by Franklin Capital or another affiliate of Franklin Resources.

Capitalized terms used herein and not defined herein shall have their respective meanings as set forth in the Underwriting Agreement.

Very truly yours,
FRANKLIN RESOURCES, INC.
By:___________________________
Name:
Title:
CITIGROUP GLOBAL MARKETS INC.
By:___________________________
Name:
Title:
DEUTSCHE BANK SECURITIES INC.
By:___________________________
Name:
Title:
By:___________________________
Name:
Title:

EXHIBIT B

FREE WRITING PROSPECTUS Dated October 4, 2006	Filed Pursuant to Rule 433 Registration No. 333-134782

FRANKLIN AUTO TRUST (FRNK) 2006-1

JOINT-LEAD MGRS/JOINT-BOOKRUNNERS: DEUTSCHE BANK SECURITIES AND CITIGROUP

Cls	QTY/MMs	WAL	MDY/S&P	Spread	Yield	Coupon	$Price
A-1	$ 65.000	0.26	P-1/A-1+	-1	5.360%	5.360%	100.00000
A-2	$ 96.000	1.00	Aaa/AAA	+1	5.265%	5.200%	99.992289
A-3	$ 93.000	2.00	Aaa/AAA	+6	5.102%	5.040%	99.983873
A-4	$ 61.950	3.05	Aaa/AAA	+10	5.089%	5.030%	99.983626
B	$ 22.187	3.68	A1/A	+21	5.201%	5.140%	99.981697
C	$ 16.863	3.69	Baa3/BBB	+49	5.481%	5.410%	99.968677

EXPECTED SETTLEMENT: 10/10/06 FLAT

1ST DISTRIBUTION: 10/20/06

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The issuer has filed a registration statement (including a prospectus) with the SEC for the new offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611.

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